Exhibit 3.3

FINAL

CERTIFICATE OF DESIGNATIONS,

PREFERENCES, RIGHTS AND LIMITATIONS

OF

SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK

OF

EXELA TECHNOLOGIES, INC.

(formerly known as Quinpario Acquisition Corp. 2)

Pursuant to Section 151 of the General Corporation Law of the State of Delaware

EXELA TECHNOLOGIES, INC. (formerly known as Quinpario Acquisition Corp. 2), a Delaware corporation (the “Company”), certifies that pursuant to the authority contained in Article Fourth of its Second Amended and Restated Certificate of Incorporation, as amended (the “Second Amended and Restated Certificate of Incorporation”), and in accordance with the provisions of Section 151 of the General Corporation Law of the State of Delaware (the “DGCL”), the Board of the Company has adopted the following resolution on July 12, 2017, creating a series of preferred stock, par value $0.0001 per share, of the Company designated as Series A Perpetual Convertible Preferred Stock, which resolution remains in full force and effect on the date hereof:

RESOLVED, that a series of preferred stock, par value $0.0001 per share, of the Company be, and hereby is, created, and that the designation and number of shares thereof and the voting powers, preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof are as follows:

(1)           Designation and Amount; Ranking.

(a)                 There shall be created from the 20,000,000 shares of preferred stock, par value $0.0001 per share, of the Company authorized to be issued pursuant to the Second Amended and Restated Certificate of Incorporation, a series of preferred stock, designated as “Series A Perpetual Convertible Preferred Stock”, par value $0.0001 per share (the “Preferred Stock”), and the authorized number of shares of Preferred Stock shall be 11,500,000 shares of Preferred Stock that are purchased or otherwise acquired by the Company, or that are converted into shares of Common Stock, shall be cancelled and shall revert to authorized but unissued shares of Preferred Stock.

(b)                 The Preferred Stock, with respect to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company, ranks: (i) senior to all Junior Stock; (ii) on a parity with all Parity Stock; and (iii) junior to all Senior Stock, in each case as provided more fully herein.

(2)           Definitions.  As used herein, the following terms shall have the following meanings:

(a)                 “Affiliate” shall have the meaning ascribed to it, on the date hereof, under Rule 144 of the Securities Act and, for the avoidance of doubt, includes, without limitation, the HGM Group and Apollo.

(b)                 “Agent Members” shall have the meaning specified in Section 15(a).

(c)                  “Apollo” means Apollo Novitex Holdings, L.P., a Delaware limited partnership.

(d)                 “Applicable Conversion Rate” shall have the meaning specified in Section 8(a).

(e)                  “Approved Stock Plan” shall mean any employee benefit plan which has been approved by the Board and the Company’s stockholders, pursuant to which the Company’s securities may be issued to any employee, officer, consultant or director for services provided to the Company.

(f)                  “Bloomberg” shall mean Bloomberg Financial Markets.

(g)                  “Board” shall mean the Board of Directors of the Company or, with respect to any action to be taken by the Board of Directors, any committee of the Board of Directors duly authorized to take such action, except that for purposes of the definition of “Fundamental Change,” the Board shall refer to the full Board of Directors.

(h)                 “Business Day” shall mean any day other than a Saturday, Sunday or other day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

(i)                   “Capital Stock” shall mean, for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity.

(j)                  “Certificated Notice of Conversion” shall have the meaning specified in Section 8(b)(ii)(A).

(k)                 “close of business” shall mean 5:00 p.m. (New York City time).

(l)                   “Closing Sale Price” of the Common Stock on any date shall mean the closing sale price per share (or if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) of the Common Stock on such date as reported on The Nasdaq Stock Market or, if the Common Stock is not listed on The Nasdaq Stock Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed, quoted or admitted for trading. In the absence of such a quotation, the Closing Sale Price shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose.

(m)                “Common Stock” shall mean the common stock, par value $0.0001 per share, of the Company, subject to Section 8(i).

(n)                 “Conversion Agent” shall have the meaning set forth in Section 14(a).

(o)                 “Conversion Date” shall have the meaning specified in Section 8(b).

(p)                 “Conversion Instruction” shall have the meaning specified in Section 8(b)(i).

(q)                 “Conversion Price” means, as to any Conversion Date, $8.00 divided by the Conversion Rate on such Conversion Date.

(r)                  “Conversion Rate” shall mean 0.9090909 shares of Common Stock, as adjusted from time to time as specified in Section 8(e).

(s)                  “Convertible Securities” shall mean any stock or securities (other than Options) directly or indirectly convertible into or exercisable or exchangeable for shares of Common Stock, including the Company’s warrants.

(t)                  “Depositary” shall have the meaning specified in Section 15(a).

(u)                 “Dividend Payment Date” shall mean March 15, June 15, September 15 and December 15 of each year, commencing on the first such date after the date of the first issuance of the Preferred Stock.

(v)                 “Dividend Rate” shall mean the rate per annum of 10% of the Liquidation Preference per share of Preferred Stock.

(w)                 “Dividend Record Date” shall mean, with respect to any Dividend Payment Date, the February 15, May 15, August 15 or November 15, as the case may be, immediately preceding such Dividend Payment Date.

(x)                 “Dividends” shall have the meaning specified in Section 3(a).

(y)                 “DTC” means The Depository Trust Corporation.

(z)                  “Effective Date” shall mean the date on which a Fundamental Change event occurs or becomes effective, except that, as used in Section 8(e), Effective Date shall mean the first date on which the shares of the Common Stock trade on the applicable exchange or market, regular way, reflecting the relevant share split or share combination, as applicable.

(aa)               “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(bb)               “Excluded Securities” shall mean any Common Stock issued or issuable (i) in connection with any Approved Stock Plan; (ii) upon conversion or redemption of the Preferred Stock; (iii) upon exercise of any Options or Convertible Securities which are outstanding on the Issue Date or which are exercised after an adjustment in accordance with Section 8 was previously made in respect of such Options or Convertible Securities; (iv) pursuant to any merger, joint venture, partnership, share exchange, business combination or similar transaction or any other direct or indirect acquisition by the Company with parties that are not Affiliates, whereby the Common Stock comprises, in whole or in part, the consideration paid by the Company in such transaction, provided such transaction was approved by the Board; or (v) upon the issuance of any shares of Common Stock or warrants to acquire only shares of Common Stock issued to non-Affiliate banks, equipment lessors or other lending institutions, or to real property lessors, in each case, in connection with a debt financing, equipment leasing or real property leasing transaction, provided such transaction was approved by the Board and that such Common Stock issued under this clause (v) does not exceed 7% of the then current issued and outstanding Common Stock.

(cc)                “Ex-Date,” when used with respect to any issuance, dividend or distribution on the Common Stock, shall mean the first date on which the Common Stock trades on the applicable exchange or in the applicable market, regular way, without the right to receive such issuance, dividend or distribution from the Company or, if applicable, from the seller of the Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market.

(dd)               “Fundamental Change” shall be deemed to have occurred at any time after the Preferred Stock is originally issued if any of the following occurs:

(i)         a “person” or “group” within the meaning of Section 13(d) of the Exchange Act, other than any of the Company or any of its Affiliates or Subsidiaries, and the employee benefit plans of the Company and its Subsidiaries, files a Schedule 13D or any other schedule, form or report under the Exchange Act disclosing that such “person” or “group” has become the direct or indirect “beneficial owner,” as defined in Rule 13d-3 under the Exchange Act, of more than 50% of the voting power in the aggregate of all classes of Capital Stock then outstanding entitled to vote generally in elections of the Board; provided, however, that (x) any such beneficial ownership by Apollo (together with its Affiliates) and the HGM Group shall not be a Fundamental Change pursuant to this clause (i) and (y) the right to acquire Capital Stock (so long as such person does not have the right to direct the voting of the Capital Stock subject to such right) or any veto power in connection with the acquisition or disposition of Capital Stock will not cause a party to be a “beneficial owner”;

(ii)        any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its Subsidiaries, taken as a whole, including pursuant to a merger transaction, to any Person (other than one of the Company’s Subsidiaries); or

(iii)       the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company; or

(iv)       the Common Stock ceases to be listed or quoted on listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors).

provided, however, that a transaction or transactions described in clause (i) or (ii) above shall not constitute a Fundamental Change, if at least 90% of the consideration received or to be received by the common stockholders of the Company, excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights, in connection with such transaction or transactions consists of shares of common stock that are listed or quoted on any of the New York Stock Exchange, The NASDAQ Global Select Market or The NASDAQ Global Market (or any of their respective successors) or will be so listed or quoted immediately following such transaction or transactions, and, as a result of such transaction or transactions, the Preferred Stock becomes convertible into such consideration pursuant to the terms hereof.

(ee)                “Fundamental Change Notice” shall have the meaning specified in Section 7(a).

(ff)                “Global Preferred Share” shall have the meaning specified in Section 15(a).

(gg)                “Global Shares Legend” shall have the meaning specified in Section 15(a).

(hh)               “HGM Group” means HOVS LLC, HOVS Capital III LLC, Stern Capital LLC, Sunraj LLC, Pidgin Associates LLC, HandsOn Fund 4 I, LLC, Sonino LLC and Ex-Sigma, LLC, and their respective Affiliates from time to time.

(ii)                  “Holder” or “holder” shall mean a holder of record of the Preferred Stock.

(jj)                 “Holder Stock Price” shall have the meaning specified in Section 7(b).

(kk)               “Issue Date” shall mean July 12, 2017, the original date of issuance of the Preferred Stock.

(ll)                  “Junior Stock” shall mean Common Stock and any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank junior to the Preferred Stock as to dividend rights and rights upon the liquidation, winding-up or dissolution of the Company.

(mm)            “Liquidation Preference” shall mean $8.00 per share of Preferred Stock plus any Dividends on the Preferred Stock accrued pursuant to Sections 4 and 5 prior to and as of the most recent Dividend Payment Date plus all accrued and unpaid dividends on the Preferred Stock since the latest Dividend Payment Date.

(nn)               “Majority of the Holders” shall mean Holders of a majority of the shares of Preferred Stock Outstanding at the time (excluding any shares of Preferred Stock owned by Affiliates of the Company)

(oo)               “Mandatory Conversion Date” shall have the meaning specified in Section 9(b).

(pp)               “Mandatory Conversion Price” shall have the meaning specified in Section 9(a).

(qq)               “Notice of Conversion” shall mean, as applicable, a Conversion Instruction or a Certificated Notice of Conversion.

(rr)                 “Officer” shall mean the Chief Executive Officer, the President, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Company.

(ss)                “open of business” shall mean 9:00 a.m. (New York City time).

(tt)                 “Options” shall mean any rights, warrants or options to subscribe for or purchase shares of Common Stock or Convertible Securities.

(uu)               “Outstanding” shall mean, when used with respect to Preferred Stock, as of any date of determination, all Preferred Stock theretofore authenticated and delivered under this Certificate of Designation, except shares of Preferred Stock as to which any property deliverable upon conversion thereof has been delivered and required to be cancelled pursuant to Sections 7, 8 or 9.

(vv)               “Parity Stock” shall mean any class of Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights, and/or rights upon the liquidation, winding-up or dissolution of the Company and/or voting rights.

(ww)              “Paying Agent” shall have the meaning set forth in Section 14(a).

(xx)               “Person” shall mean any individual, corporation, general partnership, limited partnership, limited liability partnership, joint venture, association, joint-stock company, trust, limited liability company, unincorporated organization or government or any agency or political subdivision thereof.

(yy)               “Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of the Common Stock or the Preferred Stock (or other applicable security) have the right to receive any cash, securities or other property or in which the Common Stock or the Preferred Stock (or such other security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of holders of the Common Stock or the Preferred Stock (or such other security) entitled to receive such cash, securities or other property (whether such date is fixed by the Board, statute, contract or otherwise).

(zz)                “Redemption Date” shall mean a date that is fixed for redemption of the Preferred Stock by the Company in accordance with Section 10.

(aaa)             “Redemption Notice” shall have the meaning specified in Section 10(b)(ii).

(bbb)             “Redemption Price” shall have the meaning specified in Section 10(a).

(ccc)              “Reference Property” shall have the meaning specified in Section 8(i)(v).

(ddd)             “Registrar” shall have the meaning set forth in Section 12.

(eee)              “Reorganization Event” shall have the meaning specified in Section 8(i)(v).

(fff)               “Resale Restriction Termination Date” shall have the meaning specified in Section 13(a).

(ggg)              “Restricted Securities” shall have the meaning specified in Section 13(a).

(hhh)             “Rule 144” shall mean Rule 144 as promulgated under the Securities Act.

(iii)                 “SEC” or “Commission” shall mean the Securities and Exchange Commission.

(jjj)                “Securities Act” shall mean the Securities Act of 1933, as amended.

(kkk)             “Senior Stock” shall mean any class of the Company’s Capital Stock or series of preferred stock established after the Issue Date, the terms of which expressly provide that such class or series will rank senior to the Preferred Stock as to dividend rights and/or rights upon the liquidation, winding-up or dissolution of the Company.

(lll)                 “Subsidiary” shall mean, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

(mmm)         “Third Anniversary Expected Liquidation Preference” shall mean $10.75911.

(nnn)             “Trading Day” shall mean a day during which trading in the Common Stock generally occurs on The Nasdaq Stock Market or, if the Common Stock is not listed on The Nasdaq Stock Market, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading. If the Common Stock is not so listed or traded, Trading Day means a Business Day.

(ooo)             “Transfer Agent” shall have the meaning set forth in Section 12.

(ppp)             “Weighted Average Price” shall mean for any security as of any Trading Day, the per share volume-weighted average price for such security as displayed under the heading “Bloomberg VWAP” on Bloomberg page Ticker <XELA> VWAP (or its equivalent successor if such page is not available) in respect of the period from 9:30:01 a.m. to 4:00:00 p.m., New York City time, on such Trading Day or, if no weighted average price is reported for such security by Bloomberg for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the OTC Link or “pink sheets” by OTC Markets Group Inc. (formerly Pink OTC Markets Inc.). If the Weighted Average Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Weighted Average Price of such security on such date shall be the fair market value as mutually determined by the Company and a Majority of the Holders. All such determinations are to be appropriately adjusted for any stock dividend, stock split, stock combination, reclassification or similar transaction, or Ex-Date in respect thereof, occurring during the applicable calculation period.

(3)           Dividends.

(a)                 Holders of shares of Preferred Stock shall be entitled to receive cumulative dividends at the Dividend Rate (“Dividends”). Dividends on the Preferred Stock shall be paid or accrue quarterly in arrears at the Dividend Rate.  From the Issue Date until the third anniversary of the Issue Date, the amount of all accrued but unpaid Dividends on the Preferred Stock will be added to the Liquidation Preference on each Dividend Payment Date without any action by the Board. After the third anniversary of the Issue Date, Dividends on the Preferred Stock will be accrued by adding to the Liquidation Preference or paid in cash (when, as and if declared by the Board out of funds of the Company legally available for payment) or a combination thereof pursuant to Section 4. For the avoidance of doubt, unless prohibited by applicable law, notwithstanding anything contained herein to the contrary, dividends on the Preferred Stock shall accrue for all fiscal periods during which the Preferred Stock is outstanding, regardless of whether the Company has earnings in any such period, whether there are funds legally available for the payment of such Dividends and whether or not such Dividends are authorized or declared. Dividends on the Preferred Stock shall be payable in arrears on each Dividend Payment Date to the holders of record of Preferred Stock as they appear on the Company’s stock register at the close of business on the relevant Dividend Record Date. Dividends on the Preferred Stock payable for any period less than a full quarterly Dividend period (based upon the number of days elapsed during the period) shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

(b)                                                    Holders of shares of Preferred Stock shall participate in any dividend or distribution paid in cash or other property in respect of the Common Stock (other than a dividend or distribution giving rise to an adjustment of the Conversion Rate under Section 8(e)), pro-rata with the holders of the Company’s Common Stock as if all shares of Preferred Stock then Outstanding had been converted into Common Stock pursuant to Section 8 immediately prior to the date on which holders of Common Stock became entitled to such dividend or distribution.

(c)                                                     If any Dividend Payment Date with respect to the Preferred Stock falls on a day that is not a Business Day, the required payment will be on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate as the case may be, in respect of the delay.

(d)                                                    The holders of shares of Preferred Stock at the close of business on a Dividend Record Date shall be entitled to receive the dividend payment on those shares on the corresponding Dividend Payment Date notwithstanding the Company’s default in payment of the dividend due on such Dividend Payment Date. In the case of conversion of shares of Preferred Stock pursuant to Sections 7, 8 and 9 following the close of business on a Dividend Record Date but prior to the corresponding Dividend Payment Date, the holders of such shares shall not be entitled to receive the corresponding dividend payment on the Preferred Stock following conversion (it being understood that the value thereof is included in the conversion terms set forth in Sections 7, 8 and 9).

(e)                                                     Except as provided in Section 8 and as otherwise set forth herein, the Company shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares of Preferred Stock or for dividends on the shares of Common Stock issued upon conversion.

(4)                                 Method of Payment of Dividends.

(a)                                                    Subject to the restrictions set forth herein, from the Issue Date until the third anniversary of the Issue Date, the amount of all accrued but unpaid Dividends on the Preferred Stock shall be added to the Liquidation Preference on each Dividend Payment Date.  Subject to the restrictions set forth herein, after the third anniversary of the Issue Date, the Company may elect to: (i) pay any Dividend on the Preferred Stock in cash (when, as and if declared by the Board out of funds of the Company legally available for payment); (ii) accrue any Dividend on the Preferred Stock by adding the amount of all accrued but unpaid Dividends on the Preferred Stock to the Liquidation Preference; or (iii) through any combination of clauses (i) and (ii) in accordance with Section 4(b).

(b)                                                    After the third anniversary of the Issue Date, the Company shall make each Dividend payment on the Preferred Stock by adding the amount of all accrued but unpaid Dividends on the Preferred Stock as set forth above on the Dividend Payment Date, except to the extent the Company elects to make all or any portion of such payment in cash on or prior to the applicable Dividend Payment Date, in which case, the amount the accrued but unpaid Dividends on the Preferred Stock that is added to the Liquidation Preference shall be reduced on a dollar-for-dollar basis by the amount of any such cash payment.

(5)                                 Voting.  The shares of Preferred Stock shall have no voting rights except as set forth in this Section 5 or otherwise required by Delaware law. So long as any shares of Preferred Stock remain Outstanding, unless a greater percentage shall then be required by law, the Company shall not, without the affirmative vote or consent of a Majority of the Holders, voting together as a single class with all series of Parity Stock upon which similar voting rights have been conferred and are exercisable, given in person or by proxy, either in writing or at a meeting, amend, alter or repeal the provisions of the Second Amended and Restated Certificate of Incorporation, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting powers of the shares of Preferred Stock; provided, that any increase in the amount of authorized preferred stock (including, without limitation, additional Preferred Stock) or the creation or issuance of any additional shares of Preferred Stock or other series of preferred stock, or any increase in the amount of authorized shares of such series, of Parity and Senior Stock but not Junior Stock, shall be deemed to materially and adversely affect the rights, preferences, privileges or voting powers of Holders of shares of Preferred Stock specified herein.

(6)                                 Liquidation Rights.

(a)                                                    In the event of any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, each Holder of shares of Preferred Stock shall be entitled to receive and to be paid out of the assets of the Company available for distribution to its stockholders an amount per share for each share of Preferred Stock held by them equal to the greater of (i), the Liquidation Preference to the date fixed for liquidation, winding-up or dissolution or (ii) such amount per share as would have been payable in respect of such share of Preferred Stock as converted had all shares of Preferred Stock then Outstanding been converted into Common Stock pursuant to Section 8 immediately prior to (and on the date fixed for) liquidation, winding-up or dissolution of the Corporation, in preference to the holders of, and before any payment or distribution is made on, any Junior Stock, including, without limitation, the Common Stock.

(b)                                                    Neither the sale (for cash, shares of stock, securities or other consideration) of all or substantially all the assets or business of the Company (other than in connection with the liquidation, winding-up or dissolution of the Company) nor the merger or consolidation of the Company into or with any other Person shall be deemed to be a liquidation, winding-up or dissolution, voluntary or involuntary, for the purposes of this Section 6.

(c)                                                     After the payment to the Holders of the shares of Preferred Stock of full preferential amounts provided for in this Section 6, the Holders of Preferred Stock as such shall have no right or claim to any of the remaining assets of the Company.

(d)                                                    In the event the assets of the Company available for distribution to the Holders of shares of Preferred Stock and holders of shares of Parity Stock upon any liquidation, winding-up or dissolution of the Company, whether voluntary or involuntary, shall be insufficient to pay in full all amounts to which such Holders are entitled pursuant to this Section 6, no such distribution shall be made on account of any shares of Parity Stock upon such liquidation, dissolution or winding-up unless proportionate distributable amounts shall be paid on account of the shares of Preferred Stock, equally and ratably, in proportion to the full distributable amounts for which holders of all Preferred Stock and of any Parity Stock are entitled upon such liquidation, winding-up or dissolution.

(7)                                 Conversion Upon a Fundamental Change.

(a)                                                    The Company must give notice (a “Fundamental Change Notice”) of each Fundamental Change to all Holders of the Preferred Stock no later than 10 Business Days prior to the anticipated Effective Date (determined in good faith by the Board) of the Fundamental Change or, if not practicable because the Company is unaware of the Fundamental Change, as soon as reasonably practicable but in any event no later than 1 Business Day after the Company becomes aware of such Fundamental Change.

(b)                                                    Within 15 days following the Effective Date of such Fundamental Change, each Outstanding share of the Preferred Stock shall, at the election of the Holder thereof pursuant to the delivery of a Notice of Conversion, be converted into a number of shares of Common Stock equal to the Applicable Conversion Rate on the Effective Date of such Fundamental Change; provided that if the Company has not delivered a notice of redemption in accordance with Section 10(b)(i), prior to the 5th day after the Effective Date of the Fundamental Change, then, from and after such 5th day after the Effective Date until the 15th day following the Effective Date, each Outstanding share of the Preferred Stock shall, at the election of the Holder thereof pursuant to the delivery of a Notice of Conversion, be converted into a number of shares of Common Stock equal to the greater of (A) the Applicable Conversion Rate on the Effective Date of such Fundamental Change and (B) the quotient of (x) the Liquidation Preference, divided by (y) the greater of (1) the applicable Holder Stock Price and (2) $0.10; provided, that, if such conversion takes place after the fifth anniversary of the Issue Date, the aggregate number of shares issuable upon such conversion of all shares of Preferred Stock then Outstanding will not exceed the lesser of  (i) the difference between (A) the aggregate number of authorized shares at the time minus (B) the sum of the number of shares of Common Stock outstanding at such time plus the number of shares of Common Stock issuable upon conversion or exchange of debt, warrants or rights which are convertible into or exchangeable for shares of Common Stock (other than the shares of Preferred Stock) and (ii) 85% of the total number of outstanding shares of Common Stock.  Notwithstanding the foregoing, if the shares of Common Stock are converted into or exchanged for cash, securities or other property in connection with a Fundamental Change, then the shares of Preferred Stock shall be convertible into the cash, securities or other property that the holder would have received had it converted its shares of Preferred Stock in accordance with this Section 7 immediately prior to the Record Date for such Fundamental Change. As used herein, “Holder Stock Price” means (i) in the case of a Fundamental Change in which the Holders of Common

Stock will receive only cash consideration, the price to be paid (or deemed paid) per share of Common Stock in such transaction and (ii) in all other cases, the average Closing Sale Price of the Common Stock on the 20 consecutive Trading Days immediately preceding the Effective Date of the Fundamental Change (or, such lesser number of Trading Days as shall follow the public announcement of such transaction).

(c)                                                     The Fundamental Change Notice shall be given by first-class mail to each record holder of shares of Preferred Stock, at such Holder’s address as the same appears on the books of the Company. Each such notice shall state (i) the anticipated Effective Date and (ii) that dividends on the Preferred Stock to be converted will cease to accrue on the date immediately preceding the Effective Date of the Fundamental Change.

(d)                                                    Whenever any provision of this Certificate of Designations requires the Company to calculate the Weighted Average Price or Closing Sale Price for purposes of a Fundamental Change over a span of multiple days, the Board shall make appropriate adjustments to account for any adjustment to the Conversion Rate that becomes effective, or any event requiring an adjustment to the Conversion Rate where the Ex-Date of the event occurs, at any time during the period when such Weighted Average Prices or Closing Sale Prices are to be calculated.

(8)                                 Conversion.

(a)                                                    Each Holder of Preferred Stock shall have the right at any time after the six month anniversary of the Issue Date, at its option, to convert, subject to the terms and provisions of this Section 8, any or all of such Holder’s shares of Preferred Stock into Common Stock at a conversion rate equal to the quotient of (i) prior to the third anniversary of the Issue Date, the Third Anniversary Expected Liquidation Preference and, from and after the third anniversary of the Issue Date, the Liquidation Preference; divided by (ii) the Conversion Price on the applicable Conversion Date (as to any Conversion Date, the “Applicable Conversion Rate”) per share of Preferred Stock (subject to the limitations set forth in Section 11).  Upon conversion of any share of Preferred Stock, the Company shall deliver to the converting Holder, in respect of the number of shares of Preferred Stock being converted, a number of shares of Common Stock equal to the Applicable Conversion Rate multiplied by the number of shares of Preferred Stock being converted, together with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 11, on the third Business Day immediately following the relevant Conversion Date.

(b)                                                    Before any Holder shall be entitled to convert a share of Preferred Stock as set forth above, such Holder who:

(i)                            holds a beneficial interest in a Global Preferred Share must deliver to DTC the appropriate instruction form for conversion pursuant to DTC’s conversion program (a “Conversion Instruction”) and, if required, pay all transfer or similar taxes or duties, if any; or

(ii)                         holds Preferred Stock in definitive, certificated form must:

(A)                                manually sign and deliver an irrevocable notice to the office of the Conversion Agent as set forth in the Form of Certificated Notice of Conversion (or a facsimile thereof) in the form included in Exhibit A hereto (a “Certificated Notice of Conversion”) and state in writing therein the number of shares of Preferred Stock to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for any shares of Common Stock, if any, to be delivered and registered;

(B)                                surrender such shares of Preferred Stock, at the office of the Conversion Agent;

(C)                                if required, furnish appropriate endorsements and transfer documents; and

(D)                                if required, pay all transfer or similar taxes or duties, if any.

The Conversion Agent shall notify the Company of any pending conversion pursuant to this Section 8 on the Conversion Date for such conversion. The date on which a Holder complies with the procedures in this clause (b) is the “Conversion Date.” If more than one share of Preferred Stock shall be surrendered for conversion at one time by the same Holder, the number of shares of Common Stock to be delivered upon conversion of such shares of Preferred Stock shall be computed on the basis of the aggregate number of shares of Preferred Stock so surrendered.

(c)                                                     With respect to any conversion of shares of Preferred Stock:

(i)                            if there shall have been surrendered certificate or certificates, as the case may be, representing a greater number of shares of Preferred Stock than the number of shares of Preferred Stock to be converted, the Company shall execute and the Registrar shall countersign and deliver to such Holder or such Holder’s designee, at the expense of the Company, new certificate or certificates, as the case may be, representing the number of shares of Preferred Stock that shall not have been converted; and

(ii)                         if the shares of Preferred Stock converted are held in book-entry form through the facilities of the Depositary, promptly following the relevant Conversion Date, the Company shall cause the Transfer Agent and Registrar to reduce the number of shares of Preferred Stock represented by the global certificate by making a notation on Schedule I attached to the relevant Global Preferred Share.

(d)                                                    Immediately prior to the close of business on the Conversion Date with respect to a conversion, a converting Holder of Preferred Stock shall be deemed to be the holder of record of the Common Stock issuable upon conversion of such Holder’s Preferred Stock notwithstanding that the share register of the Company shall then be closed or that certificates representing such Common Stock, if any, shall not then be actually delivered to such Holder. On the date of any conversion, all rights with respect to the shares of Preferred Stock so converted, including the rights, if any, to receive notices, will terminate, excepting only the rights of holders thereof  to (i) receive certificates for the number of whole shares of Common Stock, if any, into which such shares of Preferred Stock have been converted (with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 11) and (ii) exercise the rights to which they are thereafter entitled as holders of Common Stock, if any.

(e)                                                     The Conversion Rate shall be adjusted, without duplication, upon the occurrence of any of the following events:

(i)                            If the Company exclusively issues shares of Common Stock as a dividend or distribution on all or substantially all shares of its Common Stock, or if the Company effects a share split, subdivision, combination, reverse split or reclassification of the outstanding shares of Common Stock into a greater or smaller number of shares, the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the open of business on Ex-Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be;

CR1	=

the Conversion Rate in effect immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such dividend or distribution, or immediately prior to the open of business on the Effective Date of such share split, subdivision, combination, reverse split or reclassification, as the case may be; and

OS1	=

the number of shares of Common Stock outstanding immediately after giving effect to such dividend or distribution, or such share split, subdivision, combination, reverse split or reclassification, as the case may be.

Any adjustment made under this Section 8(e)(i) shall become effective immediately after the open of business on the Ex-Date for such dividend or distribution, or immediately after the open of business on the  Effective Date for such share split, subdivision, combination, reverse split or reclassification, as the case may be. If any dividend or distribution or share split, subdivision, combination, reverse split or reclassification of the type described in this Section 8(e)(i) is declared but not so paid or made, the Conversion Rate shall be immediately readjusted, effective as of the date the Board determines not to pay such dividend or distribution or make such share split, subdivision, combination, reverse split or reclassification, to the Conversion Rate that would then be in effect if such dividend or distribution or share split, subdivision, combination, reverse split or reclassification had not been declared or announced, as the case may be.

(ii)                         If the Company distributes to all or substantially all holders of its Common Stock any rights, options or warrants entitling them, for a period expiring not more than 60 days immediately following the announcement date of such distribution, to purchase or subscribe for shares of its Common Stock at a price per share that is less than the average of the Closing Sale Prices of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

OS0	=	the number of shares of Common Stock outstanding immediately prior to the open of business on the Ex-Date for such distribution;

X	=	the total number of shares of Common Stock issuable pursuant to such rights, options or warrants; and

Y	=

the number of shares of Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Closing Sale Prices of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution.

Any adjustment made under this Section 8(e)(ii) shall be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration, redemption, termination or repurchase of such rights, options or warrants, the Conversion Rate shall be readjusted, effective as of the date of such expiration, redemption, termination or repurchase, to the Conversion Rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the Conversion Rate shall be adjusted, effective as of the date the Board determines not to make such distribution, to be the Conversion Rate that would then be in effect if such Record Date for such distribution had not occurred. If such rights, options or warrants are (i) not exercisable, (ii) deemed to be transferred with such shares of Common Stock or (iii) are issued in respect of future issuances of Common Stock until the occurrence of certain triggering events, then the Conversion Rate shall not be adjusted until the triggering events occur.

For purposes of this Section 8(e)(ii), in determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such average of the Closing Sale Prices of the Common Stock for the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board.

(iii)                      If the Company distributes shares of its Capital Stock or rights, options or warrants to acquire its Capital Stock or other securities, to all or substantially all holders of Common Stock, excluding dividends, distributions or issuances as to which an adjustment was effected pursuant to Section 8(e)(i) or Section 8(e)(ii) and excluding shares of Common Stock or rights or warrants to subscribe for or other equity securities in respect of Common Stock (any of such shares of Capital Stock, or rights, options or warrants to acquire Capital Stock or other securities, the “Distributed Securities”), then the Conversion Rate shall be adjusted based on the following formula:

where,

CR0	=	the Conversion Rate in effect immediately prior to the open of business on the Ex-Date for such distribution;

CR1	=	the Conversion Rate in effect immediately after the open of business on the Ex-Date for such distribution;

SP0	=

the average of the Closing Sale Prices of the Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Date for such distribution; and

FMV	=

the fair market value as of immediately prior to the open of business on the Ex-Date for such distribution (as determined by the Board) of the Distributed Securities (including the amount of cash per share) divided by the number of outstanding shares of the Common Stock as of immediately prior to the open of business on the Ex-Date assuming the exercise or conversion of all Options and Convertible Securities.

Any adjustment made under the portion of this Section 8(e)(iii) above shall become effective immediately after the open of business on the Ex-Date for such distribution. If such distribution is not so paid or made, the Conversion Rate shall be adjusted, effective as of the date the Board determines not to pay the distribution, to be the Conversion Rate that would then be in effect if such distribution had not been declared.

(iv)                     If the Company or any of its Subsidiaries makes a payment in respect of a tender offer or exchange offer for the Common Stock and the cash and value of any other consideration included in the payment per share of the Common Stock exceeds the average of the Closing Sale Price of the Common Stock over the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the Conversion Rate shall be increased based on the following formula:

where,

CR0	=

the Conversion Rate in effect immediately prior to the close of business on the last Trading Day of the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=

the Conversion Rate in effect immediately after the close of business on the last Trading Day of the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by the Board) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=

the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer (prior to giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer);

OS1	=

the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=

the average of the Closing Sale Prices of the Common Stock over the 20 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the Conversion Rate under this Section 8(e)(iv) shall occur at the close of business on the 20th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that, for purposes of determining the Conversion Rate, in respect of any conversion during the 20 Trading Days immediately following, and including, the Trading Day next succeeding the date that any such tender or exchange offer expires, references within this Section 8(e)(iv) to 20 consecutive Trading Days shall be deemed to be replaced with such lesser number of consecutive Trading Days as have elapsed between the date such tender or exchange offer expires and the relevant Conversion Date.

In the event that the Company or one of its Subsidiaries is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company or such Subsidiary is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Rate shall be readjusted to be such Conversion Rate that would then be in effect if such tender offer or exchange offer had not been made.  For the purposes of this subsection (iv), the term “tender offer” is used as such term is used in the Exchange Act and the term “exchange offer” means an exchange offer that constitutes a tender offer.

(v)                        All calculations and other determinations under this Section 8(e) shall be made by the Company and shall be made to the nearest one-ten thousandth (1/10,000th) of a share. Notwithstanding anything herein to the contrary, no adjustment under this Section 8(e) shall be made to the Conversion Rate unless such adjustment would result in a change of at least 1% in the Conversion Rate then in effect. Any lesser adjustment shall be carried forward and shall be made at the time of and together with the next subsequent adjustment, if any, which, together with any adjustment or adjustments so carried forward, shall amount to a change of at least 1% in such Conversion Rate.

(vi)                     For purposes of this Section 8(e), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company so long as the Company does not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the

Company, but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.

(f)                                                      Notwithstanding anything to the contrary in Section 8(e), no adjustment to the Conversion Rate shall be made with respect to any transaction described in Section 8(e)(i) through Section 8(e)(iv) if the Company makes provision for each Holder of the Preferred Stock to participate in such transaction, at the same time as holders of the Common Stock, without conversion, as if such Holder held a number of shares of Common Stock equal to the Conversion Rate in effect on the Record Date or Effective Date, as the case may be, for such transaction, multiplied by the number of shares of Preferred Stock held by such Holder.

(g)                                                     Notwithstanding anything to the contrary herein, no adjustment to the Conversion Rate shall be made pursuant to this Section 8 in respect of the issuance of any Excluded Securities.

(h)                                                    Upon any adjustment in the Conversion Rate, the Company shall deliver to each Holder, as promptly as practicable, a certificate signed by an authorized officer of the Company, setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the increased Conversion Rate then in effect following such adjustment.

(i)                                                        In the case of:

(i)                            any recapitalization, reclassification or change of the Common Stock (other than changes resulting from a subdivision or combination),

(ii)                         any consolidation, merger or combination involving the Company,

(iii)                      any sale, lease or other transfer to a third party of the consolidated assets of the Company and the Company’s Subsidiaries substantially as an entirety, or

(iv)                     any statutory share exchange,

as a result of the events specified in (i), (ii), (iii) or (iv) in which the Common Stock is converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof) (any such transaction or event, a “Reorganization Event”), then, at and after the effective time of such Reorganization Event, the right to convert each share of Preferred Stock shall be changed into a right to convert such share into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the Conversion Rate immediately prior to such Reorganization Event would have owned or been entitled to receive upon such Reorganization Event (such stock, securities or other property or assets, the “Reference Property”). If the Reorganization Event causes the Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), then the Reference Property into which the Preferred Stock will be convertible shall be deemed to be the weighted average of the types and amounts of consideration received by the holders of Common Stock that affirmatively make such an election. The Company shall notify Holders of such weighted average as soon as practicable after such determination is made. None of the foregoing provisions shall affect the right of a Holder of Preferred Stock to convert its Preferred Stock into shares of Common Stock as set forth in Section 8(a) prior to the effective time of such Reorganization Event. Notwithstanding Section 8(e), no adjustment to the Conversion Rate shall be made for any Reorganization Event to the extent stock, securities or other property or assets become the Reference Property receivable upon conversion of Preferred Stock.

The Company shall provide, by amendment hereto effective upon any such Reorganization Event, for anti-dilution and other adjustments that shall be as nearly equivalent as is possible to the adjustments provided for in this Section 8. The provisions of this Section 8 shall apply to successive Reorganization Events.

In this Certificate of Designations, if the Common Stock has been replaced by Reference Property as a result of any such Reorganization Event, references to the Common Stock are intended to refer, as nearly equivalent as possible, to such Reference Property.

(j)                                                       The Company shall at all times reserve and keep available for issuance upon the conversion of the Preferred Stock a number of its authorized but unissued shares of Common Stock equal to the aggregate Conversion Rate on the Issue Date, and shall take all action required to increase the authorized number of shares of Common Stock if at any time there shall be insufficient unissued shares of Common Stock to permit such reservation or to permit the conversion of all Outstanding shares of Preferred Stock or the payment or partial payment of dividends declared on Preferred Stock that are payable in Common Stock.

(k)                                                    For the avoidance of doubt, the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the shares of the relevant Preferred Stock and the Company shall not be required to issue or deliver such certificate unless or until the Person or Persons requesting the issuance or delivery thereof shall have paid to the Company the amount of such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid.

(l)                                                        Notwithstanding Sections 8(e)(ii) and 8(e)(iii), if the Company has a rights plan (including, without limitation, the distribution of rights pursuant thereto to all holders of the Common Stock) in effect while any shares of Preferred Stock remain Outstanding, Holders of Preferred Stock will receive, upon conversion of Preferred Stock, in addition to the Common Stock to which a Holder is entitled, a corresponding number of rights in accordance with the rights plan. If, prior to any conversion, such rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan so that Holders of Preferred Stock would not be entitled to receive any rights in respect of the Common Stock delivered upon conversion of Preferred Stock, the Conversion Rate will be adjusted at the time of separation, as if the Company had distributed to all holders of its Common Stock, shares of Capital Stock, evidences of indebtedness, assets, securities, property, rights, options or warrants as described in Section 8(e)(iii) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

(9)                                 Mandatory Conversion.

(a)                                                    From and after the time that the Weighted Average Price of the Common Stock equals or exceeds $24.00 (the “Mandatory Conversion Price”) for at least 5 consecutive Trading Days, the Company shall have the right, at its option and subject to the terms and conditions set forth in this Section 9, to give notice of its election to cause all Outstanding shares of Preferred Stock to be automatically converted into that number of whole shares of Common Stock for each share of Preferred Stock equal to the Applicable Conversion Rate in effect on the Mandatory Conversion Date (subject to the limitations set forth in Section 11), with cash in lieu of any fractional share pursuant to Section 11. For purposes of this Section 9(a), the Mandatory Conversion Price shall be adjusted proportionally in the event of any stock split, stock dividend, issuance of rights, options or warrants or other event that would result (or, but for Section 8(f), would have resulted) in an adjustment to the Conversion Price, upon an adjustment to the Conversion Rate pursuant to Section 8(e).

(b)                                                    To exercise any mandatory conversion right described in Sections 9(a), the Company must issue a press release for publication on the Dow Jones News Service or Bloomberg Business News (or if either such service is not available, another broadly disseminated news or press release service selected by the Company) prior to the open of business on the tenth Trading Day following any date on which the condition described in Section 9(a) is met, announcing such a mandatory conversion. The Company shall also give notice by mail or by publication (with subsequent prompt notice by mail) to the Holders of the Preferred Stock (not later than 3 Business Days after the date of the press release) of the mandatory conversion announcing the Company’s intention to convert the Preferred Stock. The conversion date will be a date selected by the Company (the “Mandatory Conversion Date”) and will be no fewer than 15 Trading Days, nor more than 20 Trading Days, after the date on which the Company issues the press release described in this Section 9(b). Upon conversion of any Preferred Stock pursuant to this Section 9, the Company shall deliver to the applicable Holder the applicable number of shares of Common Stock, together with any applicable cash payment in lieu of any fractional share of Common Stock, on the 3rd Business Day immediately following the relevant Mandatory Conversion Date.

(c)                                                     In addition to any information required by applicable law or regulation, the press release and notice of a mandatory conversion described in Section 9(b) shall state, as appropriate: (i) the Mandatory Conversion Date; (ii) the number of shares of Common Stock to be issued upon conversion of each share of Preferred Stock; and (iii) that dividends on the Preferred Stock to be converted will cease to accrue on the Mandatory Conversion Date.

(d)                                                    On and after the Mandatory Conversion Date, dividends shall cease to accrue on the Preferred Stock called for a mandatory conversion pursuant to Section 9(a) and all rights of Holders of such Preferred Stock shall terminate except for the right to receive the whole shares of Common Stock issuable upon conversion thereof with a cash payment in lieu of any fractional share of Common Stock in accordance with Section 11. The full amount of any dividend payment with respect to the Preferred Stock called for a mandatory conversion pursuant to Section 9(a) on a date during the period beginning at the close of business on any Dividend Record Date and ending on the close of business on the corresponding Dividend Payment Date shall be included in the Liquidation Preference amount used to calculate the Applicable Conversion Rate for such mandatory conversion and shall not be payable on such Dividend Payment Date to the record holder of such share at the close of business on such Dividend Record Date if such share has been converted after such Dividend Record Date and prior to such Dividend Payment Date.

(10)                          Optional Redemption. Shares of Preferred Stock may be redeemable by the Company in accordance with this Section 10.

(a)                                                    The Company may not redeem any shares of Preferred Stock prior to the earlier of (i) a Fundamental Change (without giving effect to the second proviso which is set forth at the end of the definition) and (ii) the fifth anniversary of the Issue Date. On or after the earlier of (i) a Fundamental Change (without giving effect to the second proviso which is set forth at the end of the definition) and (ii) the fifth anniversary of the Issue Date, the Company shall have the option to redeem some or all the shares of Preferred Stock at the Liquidation Preference as of the Redemption Date (the “Redemption Price”).

(b)                                                    In the event the Company elects to redeem shares of Preferred Stock, the Company shall:

(i)                            send a written notice to the Registrar and Transfer Agent of the Redemption Date, stating the number of shares to be redeemed and the Redemption Price, at least 15 Trading Days before the Redemption Date (unless a shorter period shall be satisfactory to the Registrar and Transfer Agent);

(ii)                         instruct DTC to notify its participants holding Preferred Stock, or, if the Preferred Stock is in certificated form, send a written notice (the “Redemption Notice”) by first class mail to each holder of record of the Preferred Stock at such holder’s registered address, not fewer than 10 Trading Days nor more than 90 calendar days prior to the Redemption Date stating:

(A)                                the Redemption Date;

(B)                                the Redemption Price;

(C)                                the name and address of the Paying Agent and Conversion Agent;

(D)                                that shares of Preferred Stock called for redemption may be converted at any time before 5:00 p.m., New York City time, on the Business Day immediately preceding the Redemption Date;

(E)                                 that holders who want to convert shares of Preferred Stock must satisfy the requirements set forth in Section 8;

(F)                                  that shares of Preferred Stock called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(G)                                if fewer than all the outstanding shares of Preferred Stock are to be redeemed by the Company, the number of shares to be redeemed;

(H)                               that, unless the Company defaults in making payment of such Redemption Price, dividends in respect of the shares of Preferred Stock called for redemption will cease to accrue on and after the Redemption Date;

(I)                                    the CUSIP number of the Preferred Stock; and

(J)                                    any other information the Company wishes to present; and

(iii)                      publish the information set forth in Section 10(b)(ii) once in a daily newspaper printed in the English language and of general circulation in the Borough of Manhattan, The City of New York, issue a press release containing such information and publish such information on the Company’s website.

(c)                                                     If the Company gives notice of redemption, then, by 12:00 p.m. (New York City time), on the Redemption Date, to the extent sufficient funds are legally available, the Company shall, with respect to:

(i)                            shares of Preferred Stock held by DTC or its nominees, deposit or cause to be deposited, irrevocably with DTC cash sufficient to pay the Redemption Price and shall give DTC irrevocable instructions and authority to pay the Redemption Price to holders of such shares of Preferred Stock; and

(ii)                         shares of the Preferred Stock held in certificated form, deposit or cause to be deposited, irrevocably with the Paying Agent cash sufficient to pay the Redemption Price and shall give the Paying Agent irrevocable instructions and authority to pay the Redemption Price to holders of such shares of Preferred Stock upon surrender to the Paying Agent of their certificates evidencing their shares of Preferred Stock.

(d)                                                    If on the Redemption Date, DTC or the Paying Agent, as applicable, holds cash sufficient to pay the Redemption Price for the shares of Preferred Stock delivered for redemption as set forth herein, dividends shall cease to accrue as of the Redemption Date on those shares of the Preferred Stock called for redemption and all rights of holders of such shares shall terminate, except for the right to receive the Redemption Price pursuant to this Section 10.

(e)                                                     Payment of the Redemption Price for shares of Preferred Stock is conditioned upon book-entry transfer or physical delivery of certificates representing the Preferred Stock, together with any necessary endorsements, to the Paying Agent, or to the Paying Agent’s account at DTC, at any time after delivery of the Redemption Notice.

(f)                                                      Payment of the Redemption Price for shares of Preferred Stock shall be made (i) if book-entry transfer or physical delivery of the Preferred Stock has been made by or on the Redemption Date, on the Redemption Date, or (ii) if book-entry transfer or physical delivery of the Preferred Stock has not been made by or on the Redemption Date, at the time of such transfer or delivery.

(g)                                                     If the Redemption Date falls after a Record Date for the payment of dividends declared on the Preferred Stock before the open of business on the Dividend Payment Date corresponding to that Record Date, holders of the shares of Convertible Preferred Stock at the close of business on that Record Date shall be entitled to receive the dividend payable on those shares on the corresponding Dividend Payment Date. The price payable on such Redemption Date will include only the Redemption Price, but will not include any amount in respect of dividends on the Preferred Stock declared and payable on such corresponding Dividend Payment Date.

(h)                                                    If fewer than all the outstanding shares of Preferred Stock are to be redeemed, the number of shares to be redeemed shall be determined by the Board and the shares to be redeemed shall be selected on a pro rata basis (with any fractional shares being rounded to the nearest whole share), by lot or any other method as may be determined by the Board, in its discretion, to be fair and appropriate.

(i)                                                        Upon surrender of a certificate or certificates representing shares of the Preferred Stock that is or are redeemed in part, the Company shall execute, and the Transfer Agent shall authenticate and deliver to the holder, a new certificate or certificates representing shares of the Preferred Stock in an amount equal to the unredeemed portion of the shares of Preferred Stock surrendered for partial redemption.

(11)                          No Fractional Shares.  No fractional shares of Common Stock or securities representing fractional shares of Common Stock shall be delivered upon conversion, whether voluntary or mandatory, of the Preferred Stock. Instead, the Company will make a cash payment to each Holder that would otherwise be entitled to a fractional share based on the Closing Sale Price of the Common Stock on the relevant Conversion Date; provided, however, that the Company may round such fractional share up to the next highest whole number of shares in lieu of making such cash payment.

(12)                          Transfer Agent and Registrar.  The duly appointed transfer agent (the “Transfer Agent”) and Registrar (the “Registrar”) for the Preferred Stock shall be Continental Stock Transfer & Trust. The Company may, in its sole discretion, remove the Transfer Agent in accordance with the agreement between the Company and the Transfer Agent; provided that the Company shall appoint a successor transfer agent who shall accept such appointment prior to the effectiveness of such removal. For the avoidance of doubt, the Company shall notify the Registrar in writing upon the Company’s or any of its Affiliates’ purchases or sales of Preferred Stock.

(13)                          Certificates; Restrictions on Transfer.

(a)                                                    If physical certificates are issued, then the Company shall, upon written request of a Holder, issue certificates in definitive form representing the shares of Preferred Stock held by such Holder. Every share of Preferred Stock that bears or is required under this Section 13(a) to bear the legend set forth in Section 13(b) (together with any Common Stock issued upon conversion of the Preferred Stock that is required to bear the legend set forth in Section 13(b), collectively “Restricted Securities”) shall be subject to the restrictions on transfer set forth in Section 13(b) and this Section 13(a) (including the legend set forth below), unless such restrictions on transfer shall be eliminated or otherwise waived by written consent of the Company, and the Holder of each such Restricted Security, by such Holder’s acceptance thereof, agrees to be bound by all such restrictions on transfer. As used in this Section 13(a) and in Section 13(b), the term “transfer” encompasses any sale, pledge, transfer or other disposition whatsoever of any Restricted Security.

Until the later of (i) the date on which such shares of Preferred Stock may be transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or sold pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the Transfer Agent), and (ii) such later date, if any, as may be required by applicable law (the “Resale Restriction Termination Date”), any certificate evidencing such Preferred Stock (and all securities issued in exchange therefor or substitution thereof, other than Common Stock, if any, issued upon conversion thereof, which shall bear the legend set forth in Section 13(b), if applicable) shall bear a legend in substantially the following form:

THESE SHARES OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THESE SHARES OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SHARES OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                                      REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                                      AGREES FOR THE BENEFIT OF EXELA TECHNOLOGIES, INC. (FORMERLY KNOWN AS QUINPARIO ACQUISITION CORP. 2) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO OR AS MAY OTHERWISE BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

No transfer of any Preferred Stock prior to the Resale Restriction Termination Date will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

Subject to the delivery of such legal opinions, certifications or other evidence as may reasonably be required by the Company, any share of Preferred Stock (or security issued in exchange or substitution therefor) as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of such Preferred Stock for exchange to the Registrar, be exchanged for a new share or shares of Preferred Stock, of like aggregate number of shares of Preferred Stock, which shall not bear the restrictive legend required by this Section 13(a) and shall not be assigned a restricted CUSIP number.

(b)                                                    Until the Resale Restriction Termination Date, any stock certificate representing Common Stock issued upon conversion of Preferred Stock shall bear a legend in substantially the following form (unless such Common Stock has been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or such Common Stock has been issued upon conversion of shares of Preferred Stock that have been transferred pursuant to a registration statement that has become or been declared effective under the Securities Act and that continues to be effective at the time of such transfer, or pursuant to the exemption from registration provided by Rule 144 or any similar provision then in force under the Securities Act, or unless otherwise agreed by the Company with written notice thereof to the Transfer Agent):

THESE SHARES OF COMMON STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THESE SHARES OF COMMON STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                                      REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                                      AGREES FOR THE BENEFIT OF EXELA TECHNOLOGIES, INC. (FORMERLY KNOWN AS QUINPARIO ACQUISITION CORP. 2) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR PROVISION THERETO OR AS MAY OTHERWISE BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Subject to the delivery of such legal opinions, certifications or other evidence as may reasonably be required by the Company, any such Common Stock as to which such restrictions on transfer shall have expired in accordance with their terms may, upon surrender of the certificates representing such shares of Common Stock for exchange in accordance with the procedures of the Transfer Agent, be exchanged for a new certificate or certificates for a like aggregate number of shares of Common Stock, which shall not bear the restrictive legend required by this Section 13(b). After the Resale Restriction Termination Date, any Common Stock issued upon conversion of the Preferred Stock shall be issued without the restrictions contained in this Section. Until the Resale Restriction Termination Date, no transfer of any Common Stock issued upon conversion of Preferred Stock will be registered by the Registrar (and shall not be effective) unless the applicable box on the Form of Assignment and Transfer attached hereto as Exhibit B has been checked (it being understood that the checking of such box shall not substitute for satisfaction of any other applicable transfer restrictions).

(c)                                                     The Preferred Stock shall initially be issued with a restricted CUSIP number.

(14)                          Paying Agent and Conversion Agent.

(a)                                                    The Company shall maintain in the United States (i) an office or agency where Preferred Stock may be presented for payment (the “Paying Agent”) and (ii) an office or agency where, in accordance with the terms hereof, Preferred Stock may be presented for conversion (the “Conversion Agent”). The Transfer Agent may act as Paying Agent and Conversion Agent, unless another Paying Agent or Conversion Agent is appointed by the Company. The Company may appoint the Registrar, the Paying Agent and the Conversion Agent and may appoint one or more additional paying agents and one or more additional conversion agents in such other locations as it shall determine. The term “Paying Agent” includes any additional paying agent and the term “Conversion Agent” includes any additional conversion agent. The Company may change any Paying Agent or Conversion Agent without prior notice to any Holder. The Company shall notify the Registrar of the name and address of any Paying Agent or Conversion Agent appointed by the Company. If the Company fails to appoint or maintain another entity as Paying Agent or Conversion Agent, the Registrar shall act as such or the Company or any of its Affiliates shall act as Paying Agent, Registrar or Conversion Agent.

(b)                                                    Payments due on the Preferred Stock shall be payable at the office or agency of the Company maintained for such purpose in The City of New York and at any other office or agency maintained by the Company for such purpose. Payments of cash shall be payable by United States dollar check drawn on, or wire transfer (provided, that appropriate wire instructions have been received by the Registrar at least 15 days prior to the applicable date of payment) to a U.S. dollar account maintained by the Holder with, a bank located in New York City; provided that at the option of the Company, payment of cash dividends may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Preferred Stock register.

(15)                          Form.

(a)                                                    The Preferred Stock shall be issued in the form of one or more permanent global shares of Preferred Stock in definitive, fully registered form eligible for book-entry settlement with the global legend (the “Global Shares Legend”) as set forth on the form of Preferred Stock certificate attached hereto as Exhibit C (each, a “Global Preferred Share”), which is hereby incorporated in and expressly made part of this Certificate of Designations. The Global Preferred Shares may have notations, legends or endorsements required by law, stock exchange rules, agreements to which the Company is subject, if any, or usage (provided, that any such notation, legend or endorsement is in a form acceptable to the Company). The Global Preferred Shares shall be deposited on behalf of the Holders represented thereby with the Registrar, at its New York office as custodian for DTC (the “Depositary”), and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and countersigned and registered by the Registrar as hereinafter provided. The aggregate number of shares represented by each Global Preferred Share may from time to time be increased or decreased by adjustments made on the records of the Registrar and the Depositary or its nominee as hereinafter provided.

This Section 15(a) shall apply only to a Global Preferred Share deposited with or on behalf of the Depositary. The Company shall execute and the Registrar shall, in accordance with this Section 15(a), countersign and deliver any Global Preferred Shares that (i) shall be registered in the name of Cede & Co. or other nominee of the Depositary and (ii) shall be delivered by the Registrar to Cede & Co. or pursuant to instructions received from Cede & Co. or held by the Registrar as custodian for the Depositary pursuant to an agreement between the Depositary and the Registrar. Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Certificate of Designations with respect to any Global Preferred Share held on their behalf by the Depositary or by the Registrar as the custodian of the Depositary, or under such Global Preferred Share, and the Depositary may be treated by the Company, the Registrar and any agent of the Company or the Registrar as the absolute owner of such Global Preferred Share for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Registrar or any agent of the Company or the Registrar from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of the Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Preferred Share. The Holder of the Global Preferred Shares may grant proxies or otherwise authorize any Person to take any action that a Holder is entitled to take pursuant to the Global Preferred Shares, this Certificate of Designations or the Charter.

Owners of beneficial interests in Global Preferred Shares shall not be entitled to receive physical delivery of certificated shares of Preferred Stock, unless (x) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for the Global Preferred Shares and the Company does not appoint a qualified replacement for the Depositary within 90 days or (y) the Depositary ceases to be a “clearing agency” registered under the Exchange Act and the Company does not appoint a qualified replacement for the Depositary within 90 days. In any such case, the Global Preferred Shares shall be exchanged in whole for definitive stock certificates that are not issued in global form, with the same terms and of an equal aggregate Liquidation Preference, and such definitive stock certificates shall be registered in the name or names of the Person or Persons specified by the Depositary in a written instrument to the Registrar.

(b)                                                    Signature.  Two Officers permitted by applicable law shall sign each Global Preferred Share for the Company, in accordance with the Company’s Bylaws and applicable law, by manual or facsimile signature. If an Officer whose signature is on a Global Preferred Share no longer holds that office at the time the Registrar countersigned such Global Preferred Share, such Global Preferred Share shall be valid nevertheless. A Global Preferred Share shall not be valid until an authorized signatory of the Registrar manually countersigns such Global Preferred Share. Each Global Preferred Share shall be dated the date of its countersignature. The foregoing paragraph shall likewise apply to any certificate representing shares of Preferred Stock.”

(16)                          Other Provisions.

(a)                                                    With respect to any notice to a Holder of shares of Preferred Stock required to be provided hereunder, neither failure to mail such notice, nor any defect therein or in the mailing thereof, to any particular Holder shall affect the sufficiency of the notice or the validity of the proceedings referred to in such notice with respect to the other Holders or affect the legality or validity of any distribution, rights, warrant, reclassification, consolidation, merger, conveyance, transfer, dissolution, liquidation or winding-up, or the vote upon any such action. Any notice which was mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the Holder receives the notice.

(b)                                                    Shares of Preferred Stock that have been issued and reacquired in any manner, including shares of Preferred Stock that are purchased or exchanged or converted, shall (upon compliance with any applicable provisions of the laws of Delaware) have the status of authorized but unissued shares of preferred stock of the Company undesignated as to series and may be designated or redesignated and issued or reissued, as the case may be, as part of any series of preferred stock of the Company; provided that any issuance of such shares as Preferred Stock must be in compliance with the terms hereof.

(c)                                                     The shares of Preferred Stock shall be issuable only in whole shares.

(d)                                                    If any applicable law requires the deduction or withholding of any tax from any payment or deemed dividend to a Holder on its Preferred Stock, the Company or an applicable withholding agent may withhold such tax on cash dividends, shares of Preferred Stock, Common Stock or sale proceeds paid, subsequently paid or credited with respect to such Holder or his successors and assigns.

(e)                                                     All notice periods referred to herein shall commence on the date of the mailing of the applicable notice that initiates such notice period. Notice to any Holder shall be given to the registered address set forth in the Company’s records for such Holder.

(f)                                                      To the extent lawful to do so, the Company shall provide the Holders prior written notice of (i) any dividend or distribution to be made to the holders of Common Stock and any other event as a result of which the Conversion Rate would be adjusted pursuant to Section 8(e) and (ii) any Reorganization Event, with such notice to be made no later than the notice thereof provided to all holders of Common Stock of the Company or, if earlier, 10 Business Days prior to the Ex-Date therefor.

(g)                                                     Any payment required to be made hereunder on any day that is not a Business Day shall be made on the next succeeding Business Day and no interest or dividends on such payment will accrue or accumulate, as the case may be, in respect of such delay.

(h)                                                    Holders of Preferred Stock shall not be entitled to any preemptive rights to acquire additional capital stock of the Company.

[Signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations as of July 12, 2017.

EXELA TECHNOLOGIES, INC.

By:	/s/ James G. Reynolds
Name: James Reynolds
Title: Chief Financial Officer

EXHIBIT A

[FORM OF NOTICE OF CONVERSION]

(To be executed by the registered holder in order to convert the Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”) shares of Series A Perpetual Convertible Preferred Stock (the “Preferred Stock”) of Exela Technologies, Inc. (the “Company”), represented by stock certificate

No(s).

(the “Preferred Stock Certificate(s)”), into shares of common stock (the “Common Stock”) of the Company according to the conditions of the Certificate of Designation, Preferences and Rights of the Preferred Stock (the “Certificate of Designation”).  A copy of each Preferred Stock Certificate(s) are attached hereto (or evidence of loss, theft or destruction thereof).

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designation.

Number of shares of Preferred Stock to be converted:

Number of shares of Common Stock beneficially owned prior to Conversion (excluding shares issuable upon conversion of the Preferred Stock):

Name or Names (with addresses) in which the certificate or certificate for any shares of Common Stock to be issued are to be registered(1):

Signature:

Name of registered holder:

Fax No.:

Telephone No.:

(1)           The Company is not required to issue shares of Common Stock until you, if required, furnish appropriate endorsements and transfer documents.

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock/Common Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Preferred Stock/Common Stock evidenced hereby on the books of the Transfer Agent. The agent may substitute another to act for him or her.

In connection with any transfer of the within share of Preferred Stock/Common Stock occurring prior to the Resale Restriction Termination Date, as defined in the Certificate of Designation, the undersigned confirms that such Preferred Stock/Common Stock is being transferred:

☐            To Exela Technologies, Inc. or a Subsidiary thereof; or

☐            Pursuant to a registration statement that has become or been declared effective under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended; or

☐            Pursuant to and in compliance with Rule 144 under the Securities Act of 1933, as amended, or any other available exemption from the registration requirements of the Securities Act of 1933, as amended.

Date:
Signature:

(Sign exactly as your name appears on the other side of this Preferred Stock/Common Stock)

Signature Guarantee:	(2)

(2)           Signature must be guaranteed by an “eligible guarantor institution” that is a bank, stockbroker, savings and loan association or credit union meeting the requirements of the Transfer Agent, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Transfer Agent in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.)

EXHIBIT C

[FORM OF PREFERRED STOCK CERTIFICATE]

FACE OF SECURITY

[THIS GLOBAL CERTIFICATE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE CERTIFICATE OF DESIGNATIONS GOVERNING THIS CERTIFICATE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (1) THIS GLOBAL CERTIFICATE MAY BE DELIVERED TO THE TRANSFER AGENT FOR CANCELLATION PURSUANT TO SECTION 13 OF THE CERTIFICATE OF DESIGNATIONS AND (2) THIS GLOBAL CERTIFICATE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY IN ACCORDANCE WITH THE CERTIFICATE OF DESIGNATIONS.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SERIES A PERPETUAL CONVERTIBLE PREFERRED STOCK IN CERTIFICATED FORM, THIS CERTIFICATE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) (“DTC”) TO THE CORPORATION OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR SUCH OTHER ENTITY AS MAY BE REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC) ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.](1)

THIS SHARE OF PREFERRED STOCK AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SHARE OF PREFERRED STOCK NOR THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE FOLLOWING:

BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE ACQUIRER:

1.                                      REPRESENTS THAT IT AND ANY ACCOUNT FOR WHICH IT IS ACTING IS A “QUALIFIED INSTITUTIONAL BUYER” (WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT) OR AN “ACCREDITED INVESTOR” (WITHIN THE MEANING OF RULE 501(A) UNDER THE SECURITIES ACT) AND THAT IT EXERCISES SOLE INVESTMENT DISCRETION WITH RESPECT TO EACH SUCH ACCOUNT, AND

2.                                      AGREES FOR THE BENEFIT OF EXELA TECHNOLOGIES, INC. (FORMERLY KNOWN AS QUINPARIO ACQUISITION CORP. 2) (THE “COMPANY”) THAT IT WILL NOT OFFER, SELL, PLEDGE OR OTHERWISE TRANSFER THIS SECURITY OR ANY BENEFICIAL INTEREST HEREIN PRIOR TO THE DATE THAT IS PERMITTED BY RULE 144 UNDER THE SECURITIES ACT OR ANY SUCCESSOR

(1)  Insert if a global security.

PROVISION THERETO OR AS MAY OTHERWISE BE REQUIRED BY APPLICABLE LAW, EXCEPT:

(A)                               TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, OR

(B)                               PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR

(C)                               TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, OR

(D)                               PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT OR ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

PRIOR TO THE REGISTRATION OF ANY TRANSFER IN ACCORDANCE WITH CLAUSE (2)(D) ABOVE, THE COMPANY AND THE TRANSFER AGENT RESERVE THE RIGHT TO REQUIRE THE DELIVERY OF SUCH LEGAL OPINIONS, CERTIFICATIONS OR OTHER EVIDENCE AS MAY REASONABLY BE REQUIRED IN ORDER TO DETERMINE THAT THE PROPOSED TRANSFER IS BEING MADE IN COMPLIANCE WITH THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS. NO REPRESENTATION IS MADE AS TO THE AVAILABILITY OF ANY EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

Certificate Number [ ]	Number of Shares of
Series A Preferred Stock [ ]

CUSIP No.: [ ]
ISIN No. [ ]

Series A Perpetual Convertible Preferred Stock

(par value $0.0001 per share)

(initial liquidation preference $8 per share)

OF

EXELA TECHNOLOGIES, INC.

(formerly known as Quinpario Acquisition Corp. 2)

EXELA TECHNOLOGIES, INC. (formerly known as Quinpario Acquisition Corp. 2), a Delaware corporation (the “Corporation”), hereby certifies that [Cede & Co.] or registered assigns (the “Holder”) is the registered owner of fully paid and non-assessable shares of preferred stock of the Corporation designated the “Series A Perpetual Convertible Preferred Stock,” par value $0.0001 per share and liquidation preference $8.00 per share of Preferred Stock (plus any Dividends on the Preferred Stock accrued pursuant to Sections 4 and 5 of the Certificate of Designations (as defined below) prior to and as of the most recent Dividend Payment Date (as defined in the Certificate of Designations) plus all accrued and unpaid dividends on the Preferred Stock since the latest Dividend Payment Date per share) (the “Series A Preferred Stock”). The shares of Series A Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designation, rights, privileges, restrictions, preferences and other terms and provisions of the Series A Preferred Stock represented hereby are issued and shall in all respects be subject to the provisions of the Certificate of Designations of the Corporation, dated July 12, 2017, as the same may be amended from time to time in accordance with its terms (the “Certificate of Designations”). Capitalized terms used herein but not defined shall have the respective meanings given them in the Certificate of Designations. The Corporation will provide a copy of the Certificate of Designations to a Holder without charge upon written request to the Corporation at its principal place of business.

Reference is hereby made to select provisions of the Series A Preferred Stock set forth on the reverse hereof, and to the Certificate of Designations, which select provisions and the Certificate of Designations shall for all purposes have the same effect as if set forth at this place.

Upon receipt of this certificate, the Holder is bound by the Certificate of Designations and is entitled to the benefits thereunder.

Unless the Transfer Agent’s Certificate of Authentication hereon has been properly executed, the shares of Series A Preferred Stock evidenced hereby shall not be entitled to any benefit under the Certificate of Designations or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, Exela Technologies, Inc. has executed this Certificate of Designations as of the date set forth below.

EXELA TECHNOLOGIES, INC.

By:
Name:
Title:

Dated:

TRANSFER AGENT’S CERTIFICATE OF AUTHENTICATION

This is one of the certificates representing shares of Preferred Stock referred to in the within mentioned Certificate of Designations.

Continental Stock Transfer & Trust Company, as Transfer Agent

By:
Name:
Title:

Dated:

REVERSE OF SECURITY

EXELA TECHNOLOGIES, INC.

(formerly known as Quinpario Acquisition Corp. 2)

Series A Perpetual Convertible Preferred Stock

Dividends on each share of Series A Perpetual Convertible Preferred Stock shall be payable at a rate per annum set forth on the face hereof or as provided in the Certificate of Designations.

The shares of Series A Perpetual Convertible Preferred Stock shall be redeemable as provided in the Certificate of Designations. The Series A Perpetual Convertible Preferred Stock shall be convertible into the Corporation’s Common Stock in the manner and according to the terms set forth in the Certificate of Designations.

As required under Delaware law, the Corporation shall furnish to any Holder upon request and without charge, a full summary statement of the designations, voting rights preferences, limitations and special rights of the shares of each class or series authorized to be issued by the Corporation so far as they have been fixed and determined.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Series A Perpetual Convertible Preferred Stock evidenced hereby to:

(Insert assignee’s social security or tax identification number)

(Insert address and zip code of assignee)

and irrevocably appoints:

agent to transfer the shares of Series A Perpetual Convertible Preferred Stock evidenced hereby on the books of the Transfer Agent and Registrar. The agent may substitute another to act for him or her.

Date:

Signature:

(Sign exactly as your name appears on the other side of this certificate for Series A Perpetual Convertible Preferred Stock)

Signature Guarantee:	(1)

(1)           Signature must be guaranteed by an “eligible guarantor institution” (i.e., a bank, stockbroker, savings and loan association or credit union) meeting the requirements of the Registrar, which requirements include membership or participation in the Securities Transfer Agents Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

NOTICE OF CONVERSION

(To be Executed by the Registered Holder
in Order to Convert the Series A Perpetual Convertible Preferred Stock)

The undersigned hereby irrevocably elects to convert (the “Conversion”)             shares of Series A Perpetual Convertible Preferred Stock (the “Series A Preferred Stock”), represented by stock certificate No(s).            the “Series A Preferred Stock Certificates”), into shares of common stock, par value $0.0001 per share (“Common Stock”), of Exela Technologies, Inc. (the “Corporation”) according to the conditions of the Certificate of Designations establishing the terms of the Series A Preferred Stock (the “Certificate of Designations”), as of the date written below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates (unless it can be established that no such taxes are payable). No fee will be charged to the holder for any conversion, except for transfer taxes, if any. A copy of each Series A Preferred Stock Certificate is attached hereto (or evidence of loss, theft or destruction thereof).

The Corporation is not required to issue shares of Common Stock (i) unless the conditions for conversion of the Series A Preferred Stock set forth in Section 8 of the Certificate of Designations have been satisfied and (ii) until the original Series A Preferred Stock Certificate(s) (or evidence of loss, theft or destruction thereof) to be converted are received by the Corporation or its Transfer Agent. If the foregoing conditions have been satisfied, the Corporation shall issue and deliver shares of Common Stock to an overnight courier not later than two Business Days following receipt of the original Series A Preferred Stock Certificate(s) to be converted.

Capitalized terms used but not defined herein shall have the meanings ascribed thereto in or pursuant to the Certificate of Designations.

Date of Conversion:

Applicable Conversion Rate:

Number of Shares of Series A Perpetual Convertible Preferred Stock to be Converted:

Number of Shares of Common Stock to be Issued:

Signature:

Name:

Address (2):

Fax No.:

(2)           Address where shares of Common Stock and any other payments or certificates shall be sent by the Corporation.

SCHEDULE A

SCHEDULE OF EXCHANGES FOR GLOBAL SECURITY

The initial number of shares of Series A Perpetual Convertible Preferred Stock represented by this Global Preferred Share shall be           . The following exchanges of a part of this Global Preferred Share have been made:

Date of Exchange	Amount of decrease in number of shares represented by this Global Preferred Share	Amount of increase in number of shares represented by this Global Preferred Share	Number of shares represented by this Global Preferred Share following such decrease or increase	Signature of authorized officer of Registrar